                                                                    Exhibit 10.6


--------------------------------------------------------------------------------



                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT



                           Dated as of April 29, 1997



                                      among




                              DYNATECH CORPORATION,
        each of the Subsidiaries appearing on the signature page hereto,




                                BANKBOSTON, N.A.
       and the other lending institutions set forth on SCHEDULE 1 hereto,


                           BANKBOSTON, N.A., as Agent

                                       and

                    MELLON BANK, N.A., as Documentation Agent

                                      with
                           BANCBOSTON SECURITIES INC.
                                   as Arranger



--------------------------------------------------------------------------------

                                           TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................1
         1.1.  Definitions.  ........................................................................1
         1.2.  Rules of Interpretation.  ............................................................15
2.  THE REVOLVING CREDIT FACILITY.  .................................................................16
         2.1.  Commitment to Lend.  .................................................................16
         2.2.  The Swing Line........................................................................16
                  2.2.1.  The Swing Line Loans.  ....................................................16
                  2.2.2.  Notice.  ..................................................................17
                  2.2.3.  Irrevocable Notice.  ......................................................18
                  2.2.4.  Purchase of Swing Line Loan.  .............................................18
         2.3.  Commitment Fee.  .....................................................................18
         2.4.  Reduction of Total Commitment.  ......................................................18
         2.5.  The Revolving Credit Notes.  .........................................................19
         2.6.  Interest on Revolving Credit Loans.  .................................................19
         2.7.  Requests for Revolving Credit Loans.  ................................................19
         2.8.  Conversion Options.  .................................................................20
                  2.8.1.  Conversion to Different Type of Revolving Credit Loan.  ...................20
                  2.8.2.  Continuation of Type of Revolving Credit Loan.  ...........................20
                  2.8.3.  Eurodollar Rate Loans.  ...................................................21
         2.9.  Funds for Revolving Credit Loan.  ....................................................21
                  2.9.1.  Funding Procedures.  ......................................................21
                  2.9.2.  Advances by Agent.  .......................................................21
         2.10.  Pro Rata Treatment.  ................................................................22
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS AND SWING LINE LOANS.  ..................................22
         3.1.  Maturity.  ...........................................................................22
                  3.1.1.  Revolving Credit Loans.  ..................................................22
                  3.1.2.  Swing Line Loans.  ........................................................22
         3.2.  Mandatory Repayments of Revolving Credit Loans.  .....................................22
         3.3.  Optional Repayments of Revolving Credit Loans and Swing Line Loans.  .................23
4.  THE TERM LOAN.  .................................................................................23
         4.1.  Conversion of Revolving Credit Loans and Swing Line Loans; the Term Loan.  ...........23
         4.2.  The Term Notes.  .....................................................................24
         4.3.  Repayments of the Term Loan...........................................................24
                  4.3.1.  Schedule of Installment Payments of Principal of Term Loan.  ..............24
                  4.3.2.  Proceeds.  ................................................................24
         4.4.  Optional Prepayment of Term Loan.  ...................................................25
         4.5.  Interest on Term Loan.  ..............................................................25
                  4.5.1.  Interest Rates.  ..........................................................25
                  4.5.2.  Notification by Borrower.  ................................................26
                  4.5.3.  Amounts, etc.  ............................................................26

5.  LETTERS OF CREDIT.  .............................................................................26
         5.1.  Letter of Credit Commitments..........................................................26
                  5.1.1.  Commitment to Issue Letters of Credit.  ...................................26
                  5.1.2.  Letter of Credit Applications.  ...........................................26
                  5.1.3.  Terms of Letters of Credit.  ..............................................27
                  5.1.4.  Reimbursement Obligations of Banks.  ......................................27
                  5.1.5.  Participations of Banks.  .................................................27
         5.2.  Reimbursement Obligation of the Borrower.  ...........................................27
         5.3.  Letter of Credit Payments.  ..........................................................28
         5.4.  Obligations Absolute.  ...............................................................29
         5.5.  Reliance by Issuer.  .................................................................29
         5.6.  Letter of Credit Fee.  ...............................................................29
6.  CERTAIN GENERAL PROVISIONS.  ....................................................................30
         6.1.  Closing Fee.  ........................................................................30
         6.2.  Agent's Fee.  ........................................................................30
         6.3.  Funds for Payments.  .................................................................30
                  6.3.1.  Payments to Agent.  .......................................................30
                  6.3.2.  No Offset, etc.  ..........................................................30
         6.4.  Computations.  .......................................................................31
         6.5.  Inability to Determine Eurodollar Rate.  .............................................31
         6.6.  Illegality.  .........................................................................31
         6.7.  Additional Costs, etc.  ..............................................................31
         6.8.  Capital Adequacy.  ...................................................................33
         6.9.  Certificate.  ........................................................................33
         6.10.  Indemnity.  .........................................................................33
         6.11.  Interest After Default.  ............................................................34
         6.12.  Replacement Bank.  ..................................................................34
7.  GUARANTIES.  ....................................................................................35
         7.1.  Guaranty.  ...........................................................................35
                  7.1.1.  Guaranty of Payment and Performance.  .....................................35
                  7.1.2.  Guarantors' Agreement to pay Enforcement Costs.  ..........................35
                  7.1.3.  Waivers by Guarantors; Banks Freedom to Act.  .............................36
                  7.1.4.  Unenforceability against Borrower.  .......................................37
                  7.1.5.  Subrogration; Subordination.  .............................................37
                  7.1.6.  Security; Setoff.  ........................................................38
                  7.1.7.  Further Assurances.  ......................................................38
                  7.1.8.  Termination; Reinstatement.  ..............................................39
8.  REPRESENTATIONS AND WARRANTIES.  ................................................................39
         8.1.  Corporate Authority.  ................................................................39
                  8.1.1.  Incorporation; Good Standing.  ............................................39
                  8.1.2.  Authorization.  ...........................................................39
                  8.1.3.  Enforceability.  ..........................................................40
         8.2.  Governmental Approvals.  .............................................................40
         8.3.  Title to Properties; Leases.  ........................................................40
         8.4.  Financial Statements and Projections.  ...............................................40
                  8.4.1.  Financial Statements.  ....................................................40
                  8.4.2.  Projections.  .............................................................41

         8.5.  No Material Changes, etc.  ...........................................................41
         8.6.  Franchises, Patents, Copyrights, etc.  ...............................................41
         8.7.  Litigation.  .........................................................................41
         8.8.  No Materially Adverse Contracts, etc.  ...............................................41
         8.9.  Compliance with Other Instruments, Laws, etc.  .......................................42
         8.10.  Tax Status.  ........................................................................42
         8.11.  No Event of Default.  ...............................................................42
         8.12.  Holding Company and Investment Company Acts.  .......................................42
         8.13.  Absence of Financing Statements, etc.  ..............................................42
         8.14.  Certain Transactions.  ..............................................................42
         8.15.  Employee Benefit Plans.  ............................................................43
                  8.15.1.  In General.  .............................................................43
                  8.15.2.  Terminability of Welfare Plans.  .........................................43
                  8.15.3.  Guaranteed Pension Plans.  ...............................................43
                  8.15.4.  Multiemployer Plans.  ....................................................44
         8.16.  Regulations U and X.  ...............................................................44
         8.17.  Environmental Compliance.  ..........................................................44
         8.18.  Subsidiaries, etc.  .................................................................46
         8.19.  Disclosure...........................................................................46
         8.20.  Chief Executive Offices.  ...........................................................47
         8.21.  Fiscal Year.  .......................................................................47
         8.22.  Insurance.  .........................................................................47
9.  AFFIRMATIVE COVENANTS OF THE BORROWER AND GUARANTORS.  ..........................................47
         9.1.  Punctual Payment.  ...................................................................47
         9.2.  Maintenance of Office.  ..............................................................47
         9.3.  Records and Accounts.  ...............................................................47
         9.4.  Financial Statements, Certificates and Information.  .................................47
         9.5.  Notices.  ............................................................................49
                  9.5.1.  Defaults.  ................................................................49
                  9.5.2.  Environmental Events.  ....................................................49
                  9.5.3.  Notice of Litigation and Judgments.  ......................................49
         9.6.  Corporate Existence; Maintenance of Properties.  .....................................50
         9.7.  Insurance.  ..........................................................................50
         9.8.  Taxes.  ..............................................................................50
         9.9.  Inspection of Properties and Books, etc.  ............................................51
                  9.9.1.  General.  .................................................................51
                  9.9.2.  Communications with Accountants.  .........................................51
         9.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................51
         9.11.  Employee Benefit Plans.  ............................................................52
         9.12.  Use of Proceeds.  ...................................................................52
         9.13.  New Guarantors.  ....................................................................52
         9.14.  Further Assurances.  ................................................................52
10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ...................................................52
         10.1.  Restrictions on Indebtedness.  ......................................................52
         10.2.  Restrictions on Liens.  .............................................................53
         10.3.  Restrictions on Investments.  .......................................................55

         10.4.  Distributions.  .....................................................................56
         10.5.  Merger, Consolidation and Disposition of Assets.  ...................................56
                  10.5.1.  Mergers and Acquisitions.  ...............................................56
                  10.5.2.  Disposition of Assets.  ..................................................57
         10.6.  Sale and Leaseback.  ................................................................57
         10.7.  Compliance with Environmental Laws.  ................................................58
         10.8.  Employee Benefit Plans.  ............................................................58
         10.9.  Transactions with Affiliates.  ......................................................58
         10.10.  Fiscal Year.  ......................................................................59
         10.11.  Upstream Limitations.  .............................................................59
11.  FINANCIAL COVENANTS OF THE BORROWER.  ..........................................................59
         11.1.  Leverage Ratio.  ....................................................................59
         11.2.  Profitable Operations.  .............................................................59
         11.3.  Debt Service.  ......................................................................59
         11.4.  Current Ratio.  .....................................................................59
         11.5.  Consolidated Net Worth.  ............................................................59
12.  CLOSING CONDITIONS.  ...........................................................................60
         12.1.  Loan Documents.  ....................................................................60
         12.2.  Certified Copies of Charter Documents.  .............................................60
         12.3.  Corporate Action.  ..................................................................60
         12.4.  Incumbency Certificate.  ............................................................60
         12.5.  UCC Search Results.  ................................................................60
         12.6.  Certificates of Insurance.  .........................................................60
         12.7.  Solvency Certificate.  ..............................................................61
         12.8.  Opinion of Counsel.  ................................................................61
         12.9.  Payment of Fees.  ...................................................................61
         12.10.  Payoff Letter.  ....................................................................61
         12.11.  Disbursement Instructions.  ........................................................61
13.  CONDITIONS TO ALL BORROWINGS.  .................................................................61
         13.1.  Representations True; No Event of Default.  .........................................61
         13.2.  No Legal Impediment.  ...............................................................61
         13.3.  Governmental Regulation.  ...........................................................62
         13.4.  Proceedings and Documents.  .........................................................62
14.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................62
         14.1.  Events of Default and Acceleration.  ................................................62
         14.2.  Termination of Commitments.  ........................................................65
         14.3.  Remedies.  ..........................................................................66
         14.4.  Distribution of Proceeds.  ..........................................................66
15.  SETOFF.  .......................................................................................67
16.  THE BANK AGENTS.  ..............................................................................68
         16.1.  Authorization.  .....................................................................68
         16.2.  Employees and Agents.  ..............................................................68
         16.3.  No Liability.  ......................................................................69
         16.4.  No Representations.  ................................................................69
         16.5.  Payments.  ..........................................................................69
                  16.5.1.  Payments to Agent.  ......................................................69
                  16.5.2.  Distribution by Agent.  ..................................................69

                  16.5.3.  Delinquent Banks.  .......................................................70
         16.6.  Holders of Notes.  ..................................................................70
         16.7.  Indemnity.  .........................................................................70
         16.8.  Agent as Bank.  .....................................................................71
         16.9.  Resignation.  .......................................................................71
         16.10.  Notification of Defaults and Events of Default.  ...................................71
17.  EXPENSES.  .....................................................................................71
18.  INDEMNIFICATION.  ..............................................................................72
19.  SURVIVAL OF COVENANTS, ETC.  ...................................................................73
20.  ASSIGNMENT AND PARTICIPATION.  .................................................................73
         20.1.  Conditions to Assignment by Banks.  .................................................73
         20.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................74
         20.3.  Register.  ..........................................................................75
         20.4.  New Notes.  .........................................................................75
         20.5.  Participations.  ....................................................................76
         20.6.  Disclosure.  ........................................................................76
         20.7.  Assignee or Participant Affiliated with the Borrower.  ..............................76
         20.8.  Miscellaneous Assignment Provisions.  ...............................................77
         20.9.  Assignment by Borrower.  ............................................................77
21.  NOTICES, ETC.  .................................................................................77
22.  GOVERNING LAW.  ................................................................................78
23.  HEADINGS.  .....................................................................................78
24.  COUNTERPARTS.  .................................................................................78
25.  ENTIRE AGREEMENT, ETC.  ........................................................................79
26.  WAIVER OF JURY TRIAL.  .........................................................................79
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................79
28.  SEVERABILITY.  .................................................................................80
29.  RELEASE OF GUARANTORS.  ........................................................................80

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of April 29, 1997, by and among (a) DYNATECH CORPORATION (the "Borrower"), (b) each of the Domestic Subsidiaries (as hereinafter defined) of the Borrower appearing on the signature page hereto as a "Guarantor", (c) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association and the other lending institutions listed on SCHEDULE 1, (d) BANKBOSTON, N.A. as agent for itself, such other lending institutions and the Documentation Agent (as hereinafter defined) (the "Agent"), and (e) MELLON BANK, N.A. as documentation agent for itself and such other lending institutions and the Agent (the "Documentation Agent").

         WHEREAS, pursuant to an Amended and Restated Multicurrency Revolving Credit and Term Loan Agreement dated as of October 27, 1995 (as amended and in effect from time to time, the "Prior Loan Agreement") by and among the Borrower, the Guarantors, the lenders party thereto (the "Prior Lenders"), The First National Bank of Boston as agent for the Prior Lenders and certain other parties thereto, the Prior Lenders made advances and other extensions of credit to the Borrower for general corporate and working capital purposes; and

         WHEREAS, the Borrower and the Guarantors have requested that the Banks (as hereinafter defined) replace the financing provided under the Prior Loan Agreement by the Prior Lenders, and the Banks are willing to provide such financing on the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agent agree as follow:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this sec.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to sec.9.4(c).

         AFFECTED BANK.  See sec.6.12.

         AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and

Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         AGENT. As defined in the preamble hereto.

         AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the fiscal period of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.


         ---------------------------------------------------------------------------------------------
                                          Base Rate      Eurodollar     Commitment Fee    Letter of
                                            Loans        Rate Loans          Rate         Credit Fee
         Tier   Leverage Ratio           (basis pts)    (basis pts)      (basis pts)     (basis pts)
         ---------------------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------------------
          1     Less than 1.25:1.00           0            37.50            17.50           37.50
         ---------------------------------------------------------------------------------------------
          2     Less than 1.75:1.00           0            50.00            20.00           50.00
                but greater than or
                equal to 1.25:1.00
         ---------------------------------------------------------------------------------------------
          3     Less than 2.25:1.00           0            62.50            25.00           62.50
                but greater than or
                equal to 1.75:1.00
         ---------------------------------------------------------------------------------------------
          4     Equal to or greater           0            87.50            30.00           87.50
                than 2.25:1.00
         ---------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) for Revolving Credit Loans outstanding, the Letter of Credit Fees and the commitment fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 31, 1997, the Applicable Margin shall be a Tier 1, (b) in the event the Borrower or any of its Subsidiaries consummates a Permitted Acquisition, on the date such Permitted Acquisition is consummated the Borrower shall deliver to the Agent a pro forma Compliance Certificate setting forth its Leverage Ratio on a Pro Forma Basis immediately after giving effect to such Permitted Acquisition and for Revolving Credit Loans outstanding, the Term Loan outstanding, the Letter of Credit Fees and the commitment fee payable during the period commencing on the date such Permitted Acquisition was consummated through the date immediately preceding the next Adjustment Date to occur after such date, the Applicable Margin will be the applicable margin set forth above with respect to the Borrower's Leverage Ratio as calculated on such Pro forma Basis and (c) if the Borrower fails to deliver any Compliance Certificate pursuant to sec.9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         ASSET SALE. Any one or series of related transactions on which any Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary) whether owned on the Closing Date or thereafter acquired

         ASSIGNMENT AND ACCEPTANCE.  See sec.20.1.

         BALANCE SHEET DATE.  March 31, 1996.

         BANK AGENTS.  Collectively, the Agent and the Documentation Agent.

         BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to sec.20.

         BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         BASE RATE LOANS. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A., a national banking association, in its individual capacity.

         BORROWER. As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of commercial lending business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See sec.8.17.

         CLOSING DATE. The first date on which the conditions set forth in sec.12 have been satisfied and any Revolving Credit Loans are available to be made or any Letter of Credit is to be issued hereunder.

         CODE. The Internal Revenue Code of 1986.

         COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT FEE RATE. As referred to as such in the table contained in the definition of Applicable Margin.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         COMPLIANCE CERTIFICATE. See sec.9.4(c).

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         CONSOLIDATED CURRENT ASSETS. All assets of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets.

         CONSOLIDATED CURRENT LIABILITIES. All liabilities of the Borrower and its Subsidiaries on a consolidated basis as may properly be classified as current liabilities in accordance with generally accepted accounting principles.

         CONSOLIDATED GROSS REVENUES. All revenues of the Borrower and its Subsidiaries which should, in accordance with generally accepted accounting principles consistently applied, be classified as revenues on the consolidated statement of income of the Borrower and its Subsidiaries, less any returns and allowances.

         CONSOLIDATED NET INCOME (OR DEFICIT). For any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring noncash items of income (or loss).

         CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, LESS, to the extent otherwise includable in the computations of Consolidated Net Worth, any stock or other equity subscriptions receivable.

         CONSOLIDATED TANGIBLE NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

                  (c) all amounts representing any minority interests held by the Borrower and its Subsidiaries; plus

                  (d) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any stock or either equity subscriptions receivable.

         CONSOLIDATED TOTAL ASSETS. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         CONSOLIDATED TOTAL INTEREST EXPENSE. With respect to any Person, for any fiscal period, the aggregate amount of interest required to be paid or accrued by such Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         CONVERSION DATE.  April 29, 2000.

         CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with sec.2.8.

         CREDIT AGREEMENT. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         DEFAULT. See sec.14.1.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower or any of its Subsidiaries to their shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower or any of its Subsidiaries.

         DOCUMENTATION AGENT. As defined in the preamble hereto.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DOMESTIC MATERIAL SUBSIDIARY. Any Material Subsidiary organized under the laws of the United States of America or any State thereof.

         DRAWDOWN DATE. The date on which any Revolving Credit Loan, Swing Line Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with sec.2.8 or all or any portion of the Term Loan is converted or continued in accordance with sec.4.5.2.

         EBIT. With respect to any fiscal period, an amount equal to (a) EBITDA of the Borrower and its Subsidiaries LESS, to the extent included in EBITDA, (b) amortization and depreciation for such period.

         EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication (i) amortization and depreciation for such period, PLUS (ii) tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period, all as determined in accordance with generally accepted accounting principles.

         ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $250,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained of contributed to by the Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS. See sec.8.18(a).

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of sec.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loans to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         EURODOLLAR RATE LOANS. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT. See sec.14.1.

         FEE LETTER. The letter agreement between the Borrower and the Agent dated as of December 23, 1996.

         FOREIGN MATERIAL SUBSIDIARY. Any Material Subsidiary which is not a Domestic Material Subsidiary.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in sec.11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of sec.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTORS. As defined in the preamble hereto.

         HAZARDOUS SUBSTANCES. See sec.8.17(b).

         INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         INTEREST PERIOD. With respect to each Revolving Credit Loan, Swing Line Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, Swing Line Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in sec.2.8, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         LETTER OF CREDIT. See sec.5.1.1.

         LETTER OF CREDIT APPLICATION. See sec.5.1.1.

         LETTER OF CREDIT FEE. See sec.5.6.

         LETTER OF CREDIT PARTICIPATION. See sec.5.1.4.

         LEVERAGE RATIO. For any fiscal quarter, the ratio of (a) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on the last day of such quarter to (b) the EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters (treated as a single accounting period) ended on such date, PROVIDED, when calculating the Leverage Ratio for any period in which a Permitted Acquisition occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

         LOAN DOCUMENTS. This Credit Agreement, the Notes, the Fee Letter, the Letter of Credit Applications and the Letters of Credit.

         LOAN REQUEST. See sec.2.7.

         LOANS. The Revolving Credit Loans, the Swing Line Loans and the Term Loan.

         MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

         MATERIAL ADVERSE EFFECT. A material adverse effect on (a) the business, condition (financial or otherwise), operations performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights or remedies of the Agent or any Bank under any Loan Document, or (c) the ability of the Borrower or any Guarantor to perform its Obligations under the Loan Documents.

         MATERIAL SUBSIDIARY. Any Subsidiary to which more than five percent (5%) of either (a) Consolidated Tangible Net Worth or (b) Consolidated Gross Revenues (not including intercompany transfers) is allocable. Existing Material Subsidiaries as of the Closing Date and the contribution of each such Material Subsidiary to Consolidated Tangible Net Worth and Consolidated Gross Revenues as of December 31, 1996, are as set forth on SCHEDULE 1(A) hereto.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MAXIMUM UNUSED COMMITMENT. With respect to any Bank at any time, (a) such Bank's Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans and Swing Line Loans made (in each case) by such Bank and which are outstanding at such time and Unpaid Reimbursement Obligations owing to such Bank, PLUS (ii) without duplication, such Bank's pro rata share of the Maximum Drawing Amount of all Letters of Credit issued and outstanding at such time.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NET CASH PROCEEDS. With respect to any sale of stock, partnership interests or other equity issuances, the excess of the gross cash proceeds received by such Person for such issuance after deduction of all reasonable and customary transaction expenses (including without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

         NET CASH SALE PROCEEDS. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonably and customary expenses actually incurred in connection with such Asset Sale, including the amount of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Agent (for the benefit of the Agent and the Banks) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

         NON-AFFECTED BANK. See sec.6.12.

         NOTES. The Term Notes and the Revolving Credit Notes.

         NOTICE OF SWING LINE BORROWING. See ss.2.2.2 hereof.

         OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by sec.4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED ACQUISITIONS. See ss.10.5.1.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by sec.10.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PRO FORMA BASIS. In connection with a Permitted Acquisition, the Total Funded Indebtedness and EBITDA for calculation of the Leverage Ratio for the four fiscal quarters immediately preceding the fiscal quarter in which such Permitted Acquisition occurred with reference to the historical financial results of the Person or assets so acquired and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a PRO FORMA basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (i), (ii) and (iii) below:

                  (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest during such Test Period at the sum of (a) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the date of determination PLUS (b) the Applicable Margin for Revolving Credit Loans or the Term Loan, as the case may be, then in effect (after giving effect to the Permitted Acquisition on a pro forma basis); and

                  (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Majority Banks in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         RATE ADJUSTMENT PERIOD. See the definition of Applicable Margin.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         REFERENCE BANK. BKB.

         REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in sec.5.2.

         REVOLVING CREDIT LOAN MATURITY DATE. April 29, 2000.

         REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to sec.2.

         REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

         REVOLVING CREDIT NOTES. See sec.2.5.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SWING LINE BANK. BKB.

         SWING LINE BORROWING. A borrowing consisting of a Swing Line Loan made by the Swing Line Bank.

         SWING LINE FACILITY. See sec.2.2.1 hereof.

         SWING LINE LOAN. Any loan made by (a) any Swing Line Bank pursuant to sec.2.2.1 or (b) any Bank pursuant to sec.2.2.2.

         TERM LOAN. The term loan made or to be made by the Banks to the Borrower on the Conversion Date as contemplated by sec.4.1.

         TERM LOAN MATURITY DATE. March 31, 2002.

         TERM NOTES. See sec.4.2.

         TERM NOTE RECORD. A Record with respect to a Term Note.

         TEST PERIOD. The period of all fiscal quarters included in any covenant calculation and occurring prior to the date of such Permitted Acquisition as set forth in the definition of "Pro Forma Basis".

         TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

         TOTAL FUNDED INDEBTEDNESS. All Indebtedness of the Borrower and its Subsidiaries for borrowed money, purchase money Indebtedness and with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles.

         TYPE. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, sec.5.2.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "sec." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with sec.2.7, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS the amount by which the Swing Line Loans outstanding at such time shall be deemed to have used such Bank's Commitment pursuant to sec.2.10 hereof, MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the outstanding amount of the Swing Line Loans, PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in sec.12 and sec.13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and sec.13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. THE SWING LINE.

                  2.2.1. THE SWING LINE LOANS. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, and without any commitment whatsoever by the Swing Line Bank to do so, make, on the terms and conditions hereinafter set forth, Swing Line Loans to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Loan Maturity Date in an aggregate amount for the Borrower not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility"), PROVIDED, HOWEVER, that while the outstanding amount of all outstanding Swing Line Loans and outstanding Revolving Credit Loans made by a Bank may exceed such Bank's Commitment, the aggregate amount of all Swing Line Loans outstanding shall not exceed the Total Commitment LESS all Revolving Credit Loans outstanding, LESS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations with respect to all Letters of Credit. No Swing Line Loan shall be used for the purpose of funding the payment of principal of any other Swing Line Loan. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $100,000 in excess thereof and shall consist of a Base Rate Loan (and may not be a Eurodollar Rate Loan). Within the limits of the Swing Line Facility and within the limits referred to in clause (b) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Loans, a Borrower may borrow under this sec.2.2.1, repay pursuant to sec.3.1.2 or repay pursuant to sec.3.3(b) and reborrow under this sec.2.2.1.

                  2.2.2. NOTICE. Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (Boston time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Agent. The Agent shall immediately advise the Swing Line Bank of the available amount of the Swing Line Facility. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, telex or telecopier, confirmed immediately in writing, specifying therein the requested (a) date of such borrowing, (b) amount of such borrowing and (c) maturity of such borrowing (which maturity shall be no later than the seventh day after the requested date of such borrowing). If, in its sole discretion, it elects to make the requested Swing Line Loan, the Swing Line Bank will make the amount of the requested Swing Line Loan available to the Agent at the Agent's Head Office, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in secs.12 and 13, the Agent will make such funds available to the Borrower in such manner as the Borrower and the Agent may agree. Upon written demand by the Swing Line Bank with an outstanding Swing Line Loan (or, if no demand has been made on or prior to the Conversion Date, on the Conversion Date), with a copy of such demand to the Agent, each other Bank shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Bank, such other Bank's PRO RATA share (determined by its Commitment Percentage) of such outstanding Swing Line Loan as of the date of such demand, by making available on behalf of its Domestic Lending Office to the Agent for the account of the Swing Line Bank, in immediately available funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Loan to be purchased by such Bank. The Borrower, by giving a Notice of Swing Line Borrowing hereby agrees to each such sale and assignment. Each Bank agrees to purchase its PRO RATA share (determined by its Commitment Percentage) of an outstanding Swing Line Loan on (a) the Business Day on which demand therefor is made by the Swing Line Bank which made such Swing Line Loan, PROVIDED that notice of such demand is given not later than 1:00 P.M. (Boston time) on such Business Day or (b) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Bank of a portion of a Swing Line Loan, such Swing Line Bank represents and warrants to such other Bank that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan, the Loan Documents or the Borrower or any Guarantor. If and to the extent that any Bank shall not have so made the amount of such Swing Line Loan available to the Agent, such Bank agrees to pay to the Agent for the account of the Swing Line Bank forthwith on demand by the Swing Line Bank such amount together with interest thereon, for each day from the date of demand by such Swing Line Bank until the date such amount is paid to the Agent, at the Base Rate. If such Bank shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Loan made by such Bank on such Business Day for purposes of this Credit Agreement, and the outstanding principal amount of the Swing Line Loan made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  2.2.3. IRREVOCABLE NOTICE. Each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.

                  2.2.4. PURCHASE OF SWING LINE LOAN. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's PRO RATA share (determined by its Bank's Commitment Percentage) of the outstanding Swing Line Loans, to purchase from the Swing Line Bank on demand such Bank's PRO RATA share (as so determined) of such outstanding Swing Line Loan as of the date of such demand; PROVIDED, HOWEVER a Bank shall not be obligated to purchase from the Swing Line Bank its PRO rata share of any Swing Line Loan made by the Swing Line Bank after the occurrence and during the continuation of an Event of Default and after the Swing Line Bank received written notice from such Bank of such Bank's election not to fund any Loans after the date of such notice as a result of the occurrence and continuation of such Event of Default.

         2.3. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the applicable accounts of each of the respective Banks a commitment fee calculated at the applicable Commitment Fee Rate on the average daily amount Maximum Unused Commitment of such applicable Bank during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

         2.4. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $10,000,000 or a greater integral multiple of $5,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the

Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this sec.2.4, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.5. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.6. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in sec.6.11,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate PLUS the Applicable Margin.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan and Swing Line Loan in arrears on each Interest Payment Date with respect thereto.

         2.7. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT A hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT A hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 or in integral multiple thereof.

         2.8.  CONVERSION OPTIONS.

                  2.8.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and
         (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.8.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in sec.2.8.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this sec.2.8 is scheduled to occur.

                  2.8.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In addition, there shall not be more than ten (10) Eurodollar Rate Loans outstanding at any one time.

         2.9. FUNDS FOR REVOLVING CREDIT LOAN.

                  2.9.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by secs.12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.9.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.10. PRO RATA TREATMENT. For purposes of determining the applicable available unused Commitments of the respective Banks at any time, each outstanding Swing Line Loan shall be deemed to have utilized the Commitments of the Banks (including those Banks which are not the Swing Line Bank actually making such Swing Line Loan) PRO RATA in accordance with such respective Commitments.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS
                              AND SWING LINE LOANS.

         3.1. MATURITY.

                  3.1.1. REVOLVING CREDIT LOANS. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

                  3.1.2. SWING LINE LOANS. The Borrower shall repay to the Agent for the account of the Swing Line Bank and each other Bank which has made a Swing Line Loan then outstanding the principal amount of each Swing Line Loan made to the Borrower on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such borrowing) and the Revolving Credit Loan Maturity Date.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Swing Line Loans the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Swing Line Loan; second, to any Unpaid Reimbursement Obligations; third, to the Revolving Credit Loans; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by sec.5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS AND SWING LINE LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans and Swing Line Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this sec.3.3 which is made on a day other than the last day of the Interest Period relating thereto shall be subject to the payment by the Borrower of any applicable costs associated with such repayment as set forth in sec.6.10 hereof. The Borrower shall give the Agent, no later than 1:00 p.m., Boston time on the date of any proposed prepayment, prior written or telephonic notice of any proposed prepayment pursuant to this sec.3.3 of Swing Line Loans, and no later than 10:00 a.m., Boston time, at least one (1) Business Days prior written notice of any proposed prepayment pursuant to this sec.3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this sec.3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans or Swing Line Loans and the principal amount to be prepaid. Each such partial prepayment of (a) the Revolving Credit Loans shall be in an integral multiple of $1,000,000 and (b) the Swing Line Loans shall be in the principal amount of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment of Revolving Credit Loans or Swing Line Loans, as the case may be, shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of Revolving Credit Loans or Swing Line Loans, as the case may be, under each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

         4.1. CONVERSION OF REVOLVING CREDIT LOANS AND SWING LINE LOANS; THE TERM LOAN. Subject to the terms and conditions set forth in this Credit Agreement, including, without limitation, the satisfaction of the conditions set forth in sec.13 hereof and the execution and delivery by the Borrower of the Term Notes to the Banks, on the Conversion Date the aggregate amount of the outstanding Revolving Credit Loans and Swing Line Loans shall be converted into a Term Loan in the aggregate principal amount equal to the aggregate outstanding principal balance of the Revolving Credit Loans and the Swing Line Loans on such date, held severally by the Banks in accordance with their Commitment Percentages. The Term Loan outstanding after conversion shall be evidenced by the separate joint and several Term Notes (the "Term Notes") of the Borrower payable to the order of each Bank, each dated as of the Conversion Date and in substantially the form of EXHIBIT B hereto, completed with appropriate insertions. On the Conversion Date, the Borrower shall pay to the Agent for the PRO RATA accounts of the Banks, all interest accrued to such date on the Revolving Credit Loans and shall pay to the Agent for the account of the Swing Line Bank and any Bank making a Swing Line Loan hereunder all interest accrued to such date on the Swing Line Loans, together with any Unpaid Reimbursement Obligations, any commitment fees and other fees payable to the Agent and the Banks hereunder and, as soon as reasonably practicable after such payment, each Bank shall surrender to the Borrower its Revolving Credit Note against receipt of its Term Note evidencing the amount of the outstanding Revolving Credit Loans and Swing Line Loans so converted.

         4.2. THE TERM NOTES. Each Term Note shall represent the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         4.3. REPAYMENTS OF THE TERM LOAN.

                  4.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in eight (8) consecutive quarterly installments, each equal as near as possible to 1/8th of the principal amount of the Term Loan outstanding on the Conversion Date, such installments to be due and payable on the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2000, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

                  4.3.2. PROCEEDS. On and after the Conversion Date, concurrently with the receipt by the Borrower or any of its Subsidiaries of (a) Net Cash Sale Proceeds from Assets Sales or other dispositions of assets (other than the sale or disposition of assets in the ordinary course of business consistent with past practices), (b) Net Cash Proceeds from the sale of stock, partnership interests or other equity issuances of the Borrower or any of its Subsidiaries or (c) cash proceeds received from insurance claims received by the Borrower or any of its Subsidiaries which have not been applied by the Borrower or such Subsidiary within 180 days of receipt by such Person of such proceeds (PROVIDED, HOWEVER, if a Default or Event of Default has occurred and is continuing, such proceeds shall be immediately paid to the Agent), the Borrower shall pay to the Agent for the respective accounts of the Banks an amount equal to 100% of such proceeds, to be applied against the scheduled installments of principal on the Term Loan in the inverse order of maturity.

         4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than seven (7) Business Days prior written notice to the Agent, without premium or penalty, PROVIDED that (a) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiple thereof, (b) any portion of the Term Loan bearing interest at the Eurodollar Rate which has been prepaid pursuant to this sec.4.4 on any day other than the last day of the Interest Period relating thereto shall be subject to the payment by the Borrower of any applicable costs associated with such prepayment as set forth in sec.6.10 hereof, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         4.5. INTEREST ON TERM LOAN.

                  4.5.1. INTEREST RATES. Except as otherwise provided in sec.6.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                           (a) To the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Base Rate PLUS the Applicable Margin.

                           (b) To the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Eurodollar Rate then in effect PLUS the Applicable Margin.

         The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                  4.5.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, at least four (4) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of sec.2.8 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

                  4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $5,000,000 or a whole multiple or $1,000,000 in excess thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

         5.1. LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in sec.5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans and Swing Line Loans outstanding shall not exceed the Total Commitment.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, if any, and (b) have an expiry date no later than the date which is the earlier to occur of (i) one year after the date of issuance of such Letter of Credit and (ii) fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45)
         days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to sec.5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank); PROVIDED, HOWEVER, a Bank shall not be required to reimburse the Agent for any draft paid by the Agent for any Letter of Credit issued by the Agent after the occurrence and during the continuance of an Event of Default and after the Agent received written notice from such Bank of such Bank's election not to fund any Loans after the date of such notice as a result of the occurrence and continuation of such Event of Default.

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under sec.5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to sec.5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in sec.5.2(b) and
         (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with sec.14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this sec.5.2 at any time from the date such amounts become due and payable (whether as stated in this sec.5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in sec.6.11 for overdue principal on the Revolving Credit Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in sec.5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this sec.5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under sec.5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with sec.5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit calculated at the rate of the Applicable Margin per annum of the face amount of such standby Letter of Credit PLUS the Agent's customary issuance fee equal to one-quarter of one percent (1/4%) of the face amount of such standby Letter of Credit, and (b) in respect of each documentary Letter of Credit calculated at the rate of the Applicable Margin per annum on the face amount of such documentary Letter of Credit PLUS the Agent's customary issuance fee or amendment fee, as the case may be, equal to one-quarter of one percent (1/4%) of the face amount of such documentary Letter of Credit, PLUS the Agent's customary time negotiation fee per document examination, PLUS the Agent's customary negotiation fee, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. CLOSING FEE. The Borrower agrees to pay to the Agent for the Agent's own account a closing fee in the amount and at the times set forth in the Fee Letter.

         6.2. AGENT'S FEE. The Borrower shall pay to the Agent for the Agent's own account an Agent's fee as provided in the Fee Letter.

         6.3. FUNDS FOR PAYMENTS.

                  6.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  6.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         6.4. COMPUTATIONS. All computations of interest on the Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         6.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority BANKS, shall so notify the Borrower and the Banks.

         6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this sec.6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.7. ADDITIONAL COSTS, ETC. If any introduction, adoption or change in any applicable law or regulation, which expression, as used herein, includes statutes, rules and regulations thereunder or changes in the interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.8. CAPITAL ADEQUACY. If after the Closing Date any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receive such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to secs.6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to sec.4.5.2) or a Conversion Request relating thereto in accordance with sec.2.7, sec.2.8 or sec.4.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         6.12. REPLACEMENT BANK. Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to secs.6.3.2, 6.7 or 6.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in sec.6.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the other Banks (collectively, the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank's outstanding Loans and assume all, but not less than all of the Affected Bank's Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be an Eligible Assignee and must be reasonably satisfactory to the Agent, to acquire and assume that portion of the outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of sec.20 hereof shall apply to all reallocations pursuant to this sec.6.12, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of sec.20 hereof, such Assignment and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to sec.20 hereof to give effect to such reallocations. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

                                 7. GUARANTIES.

         7.1. GUARANTY.

                  7.1.1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantors hereby acknowledge that the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group, and each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged). Each of the Guarantors hereby jointly and severally guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to sec.362(a) of the Federal Bankruptcy Code and the operation of secs.502(b) and 506(b) of the Federal Bankruptcy Code. This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Borrower or any other Guarantor or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Obligations, the obligations of each of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by any of the Guarantors hereunder may be required by the Agent on any number of occasions. All payments by the Guarantors hereunder shall be made to the Agent, in the manner and at the place of payment specified in this Agreement, for the account of the Banks and the Agent.

                  7.1.2. GUARANTORS' AGREEMENT TO PAY ENFORCEMENT COSTS. Each of the Guarantors further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Bank in connection with the Obligations, this guaranty and the enforcement thereof, together with interest on amounts recoverable under this sec.7.1 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

                  7.1.3. WAIVERS BY GUARANTORS; BANKS FREEDOM TO ACT. Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. Each of the Guarantors waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations;
         (b) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

                  7.1.4. UNENFORCEABILITY AGAINST BORROWER. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each of the Guarantors.

                  7.1.5. SUBROGRATION; SUBORDINATION. (a) Until the final payment and performance in full of all of the Obligations, each of the Guarantors shall not exercise and hereby waives any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank; and (b) the payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. Each of the Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this guaranty. The provisions of this sec.7.1.5 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any of the Guarantors for the benefit of the Banks and the Agent.

                  7.1.6. SECURITY; SETOFF. Each of such Guarantors grants to each of the Agent and the Banks, as security for the full and punctual payment and performance of all of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to such Guarantor or subject to withdrawal by such Guarantor. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice (any such notice being expressly waived hereby) and to the fullest extent permitted by law and without regard to any collateral or other source of payment whatsoever, to set off and apply any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Bank where the deposits are held) at any time held or other sums credited by or due from any of the Banks to any of the Guarantors against any and all Obligations of the Borrower and the Guarantors to the Banks. Each of the Banks agrees with the other Banks that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower or Guarantor to a Bank, other than Indebtedness evidenced by the then outstanding Loans or Reimbursement Obligations held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all Outstanding Loans or Reimbursement Obligations of such Bank, and (b) if a Bank shall receive from the Borrower or Guarantor whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim related to Loans by a Bank by proceedings against the Borrower or such Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, any payment so received shall be shared so as to give effect to the provisions of sec.15.

                  7.1.7. FURTHER ASSURANCES. Each of such Guarantors agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Agent or any Bank in order for such

         Guarantor to keep adequately informed of changes in the Borrower's financial condition.

                  7.1.8. TERMINATION; REINSTATEMENT. This guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors' intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in sec.21 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower and the Guarantors represents and warrants to the Banks and the Agent as follows:

         8.1. CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower, the Guarantors and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantors or any such Subsidiary.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower, any Guarantor or any of their respective Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, any Guarantor or any of their respective Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower, any Guarantor or any of their respective Subsidiaries.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower, the Guarantors and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.


         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 8.3 hereto, the Borrower, the Guarantors and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                  8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  8.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1997 to 2000 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

         8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors and their Subsidiaries, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Distributions.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, the Guarantors and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, unless such conflict would not have a Material Adverse Effect.

         8.7. LITIGATION. Except as set forth in SCHEDULE 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower, the Guarantors or any of their Subsidiaries before any court, tribunal or administrative agency or board that could reasonably be expected to, either in any case or in the aggregate, have a Materially Adversely Effect or materially impair the right of the Borrower, the Guarantors and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Materially Adverse Effect. Neither the Borrower, any Guarantor nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Materially Adverse Effect.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower, any Guarantor nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

         8.10. TAX STATUS. The Borrower, the Guarantors and their Subsidiaries
(a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower, any Guarantor nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower, any Guarantor or any of their Subsidiaries or any rights relating thereto.

         8.14. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower, the Guarantors or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower, such Guarantor or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower, Guarantor or any of their

Subsidiaries is presently a party to any transaction with the Borrower, any Guarantor or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or Guarantors, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.15. EMPLOYEE BENEFIT PLANS.

                  8.15.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by sec.412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, if any, with all required attachments, and actuarial statement required to be submitted under sec.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.15.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of sec.3(1) or sec.3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  8.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of sec.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a guaranteed Pension Plan pursuant to sec.307 of ERISA or sec.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of sec.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  8.15.4. MULTIEMPLOYER PLANS. Neither the Borrower, the Guarantors nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under sec.4201 of ERISA or as a result of a sale of assets described in sec.4204 of ERISA. Neither the Borrower, the Guarantors nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of sec.4241 or sec.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under sec.4041A of ERISA.

         8.16. REGULATIONS U AND X. The proceeds of the Loans shall be used for working capital and general corporate purposes (including, without limitation, to finance acquisitions permitted hereunder) and to repurchase its capital stock to be held as treasury stock, restored to unissued status or eliminated from its authorized shares, provided that such purchase does not violate Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 if such a use would violate Regulations U or X of the Board of Governors of the Federal Reserve System.

         8.17. ENVIRONMENTAL COMPLIANCE. The Borrower and the Guarantors have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that:

                  (a) none of the Borrower, the Guarantors, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

                  (b) neither the Borrower, the Guarantors nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority,
         (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B unless being so identified could not reasonably be expected to have a Material Adverse Effect; (ii) that any hazardous waste, as defined by 42 U.S.C. sec.6903(5), any hazardous substances as defined by 42 U.S.C. sec.9601(14), any pollutant or contaminant as defined by 42 U.S.C. sec.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, unless the failure to respond to such Environmental Law could not reasonably be expected to have a Material Adverse Effect; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances and such a claim, action, cause of action, complaint or proceeding, if adversely determined, would have a Material Adverse Effect;

                  (c) except as set forth on SCHEDULE 8.17 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws or where such a violation of any applicable Environmental Law would not have a Material Adverse Effect; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;
         (ii) in the course of any activities conducted by the Borrower, the Guarantors, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws or where such a violation of any applicable Environmental Law would not have a Material Adverse Effect; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower, the Guarantors or its Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of each Borrower's and Guarantor's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of each Borrower's and Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws or where such a violation of any applicable Environmental Law would not have a Material Adverse Effect; and

                  (d) By virtue of the transactions set forth herein and contemplated hereby or by virtue of the effectiveness of any other transactions contemplated hereby, none of the Borrower, the Guarantors and its Subsidiaries or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement.

         8.18. SUBSIDIARIES, ETC. SCHEDULE 8.18(A) hereto sets forth as of the date hereof each Subsidiary of the Borrower and each Subsidiary of any other Subsidiary, together with the applicable information as to (a) jurisdiction of incorporation; (b) whether such Person is a Material Subsidiary, and whether such Person is a Foreign or Domestic Subsidiary. Except as set forth on SCHEDULE 8.18(B) hereto, neither the Borrower, the Guarantors nor any Subsidiary of the Borrower or Guarantor is engaged as of the date hereof in any joint venture or partnership with any other Person.

         8.19. DISCLOSURE. None of the representations or warranties made by the Borrower, the Guarantors or any of their Subsidiaries in this Credit Agreement, the other Loan Documents or in any agreement, instrument, document, certificate, written statement or letter furnished to the Agent or the Banks, by or on behalf of the Borrower, the Guarantors or any Subsidiary in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading as of the time when made or deemed to be made in light of the circumstances in which they are made. There is no fact known to the Borrower, the Guarantors or any of their Subsidiaries on or as of the Closing Date which materially adversely affects, or which would, in the reasonable judgment of the Borrower, materially adversely affect in the reasonably foreseeable future the financial position, business, operations or affairs of the Borrower, the Guarantors and their Subsidiaries.

         8.20. CHIEF EXECUTIVE OFFICES. The Borrower's and Guarantors' chief executive office is as set forth on SCHEDULE 8.20 hereto, at which location its books and records are kept.

         8.21. FISCAL YEAR. The Borrower has a fiscal year which is the twelve month period ending March 31 of each year.

         8.22. INSURANCE. Each of the Borrower, each Guarantor and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on SCHEDULE 8.22 hereto, as amended from time to time in accordance with sound business practices.



            9. AFFIRMATIVE COVENANTS OF THE BORROWER AND GUARANTORS.

         Each of the Borrower and the Guarantors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         9.1. PUNCTUAL PAYMENT. The Borrower and Guarantors will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Borrower and the Guarantors will each maintain its chief executive office as set forth in SCHEDULE 8.20, or at such other place in the United States of America as the Borrower or Guarantor shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents to which the Borrower is a party may be given or made.

         9.3. RECORDS AND ACCOUNTS. Each of the Borrower and Guarantors will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

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                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Coopers & Lybrand or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower, the Guarantors and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT D hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in sec.11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                  (e) from time to time upon the request of the Agent, any updated projections which have been prepared by the Borrower, the Guarantors and their Subsidiaries, updating those projections delivered to the Banks and referred to in sec.8.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this sec.9.4(e); and

                  (f) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         9.5. NOTICES.

                  9.5.1. DEFAULTS. The Borrower and the Guarantors will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower and the Guarantors shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower, the Guarantors or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency if such a violation could reasonably be expected to have a Material Adverse Effect and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to have a Material Adverse Effect.

                  9.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower and the Guarantors will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen
         (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of its Subsidiaries or to which the Borrower, any Guarantor or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower, any Guarantor or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower, the Guarantors or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower and each Guarantor will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten
         (10) days of any judgment not covered by insurance, final or otherwise, against any Borrower, Guarantor or any of its Subsidiaries in an amount in excess of $3,000,000.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrower and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. Each
(a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower or such Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this sec.9.6 shall prevent the Borrower or any Guarantor from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries or dissolving any such Subsidiary (unless such Subsidiary is a Guarantor and a Material Subsidiary hereunder) if such discontinuance or dissolution, as the case may be, is, in the judgment of the Borrower or Guarantor, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower, the Guarantors and its Subsidiaries on a consolidated basis.

         9.7. INSURANCE. The Borrower and the Guarantors will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         9.8. TAXES. The Borrower and the Guarantors will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, such Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower, the Guarantors and each Subsidiary of the Borrower and the Guarantors will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. The Borrower and the Guarantors shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower, any Guarantor or any of their Subsidiaries, to examine the books of account of the Borrower, any Guarantor and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request and, unless a Default or Event of Default has occurred and is continuing, at the Agent's or such Bank's expense. Each Bank agrees to keep confidential any and all of the information obtained pursuant to this sec.9.9.1, provided that (a) such information may be available (i) for inspection or examination by any governmental regulatory authority having jurisdiction over the Agent or any Bank, (ii) in connection with any enforcement of such Bank's rights and (iii) as required by any applicable laws, rules, regulations, orders or decrees and (b) such information may be made available to any bank or lending institution in connection with the assignment by any Bank of, or the granting by any Bank of participations in, the Loans hereunder provided that such bank or lending institution agrees to comply with the provisions of this sentence as if such bank or lending institution were a Bank hereunder.

                  9.9.2. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower and the Guarantors authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's and such Guarantor's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower, the Guarantors or any of their Subsidiaries; PROVIDED HOWEVER, the Agent shall provide the Borrower with prior written notice of such communication. At the request of the Agent, the Borrower and the Guarantors shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this sec.9.9.2.

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower and the Guarantors will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws except where such noncompliance would not have a Material Adverse Effect, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound except where such noncompliance would not have a Material Adverse Effect and (d) all applicable decrees, orders, and judgments except where such noncompliance would not have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower, such Guarantor or such Subsidiary is a party, the Borrower or Guarantor, as the case may be, will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower, such Guarantor or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under sec.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under secs.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under secs.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for working capital and general corporate purposes (including to finance all or any portion of the purchase price of an acquisition permitted hereunder) and to repurchase its capital stock to be held as treasury stock, restored to unissued status or eliminated from its authorized shares, provided that such purchase does not violate Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         9.13. NEW GUARANTORS. In the event any Subsidiary organized under the laws of the United States of America or any State thereof is formed or acquired after the date hereof, such Subsidiary shall, on the date of its formation or acquisition, become a guarantor hereunder and shall executed and deliver to the Agent a guaranty in form and substance satisfactory to the Agent.

         9.14. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         Each of the Borrower and the Guarantors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

         10.1. RESTRICTIONS ON INDEBTEDNESS. Each of the Borrower and the Guarantors will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower, the Guarantors or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of sec.9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower, any Guarantor or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness existing on the date hereof and listed and described on SCHEDULE 10.1 hereto;

                  (g) Indebtedness of a Subsidiary of the Borrower to the Borrower so long as such Subsidiary is a Guarantor hereunder or Indebtedness of the Borrower to any Guarantor or Indebtedness of a Guarantor to another Guarantor;

                  (h) Indebtedness not otherwise permitted hereunder, provided that the aggregate principal amount of all such Indebtedness PLUS the aggregate principal amount of all Indebtedness permitted by sec.10.1(f) does not exceed $40,000,000 at any time; and

                  (i) Indebtedness of a Foreign Material Subsidiary to the Borrower or any other Subsidiary incurred in connection with, and to the extent permitted by, sec.10.3(i).

         10.2. RESTRICTIONS ON LIENS. The Borrower and each of the Guarantors will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower, the Guarantors and any Subsidiary of the Borrower or any Guarantor may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of the Borrower or any Guarantor on all or part of the assets of Subsidiaries of the Borrower or any Guarantor securing Indebtedness owing by Subsidiaries of the Borrower or any Guarantor, as the case may be, to the Borrower or any Guarantor;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by sec.10.1(d);

                  (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in respect of obligations not overdue;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, any Guarantor or a Subsidiary of the Borrower or Guarantor is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower or Guarantor interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantors and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or Guarantor individually or of the Borrower, the Guarantors and its Subsidiaries on a consolidated basis;

                  (g) liens existing on the date hereof and listed on SCHEDULE
         10.2 hereto; and

                  (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower, any Guarantor or any Subsidiary, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and liens in favor of lessors under Capitalized Leases on assets subject to Capitalized Leases and provided such purchase money security interest, purchase money mortgage or liens on assets subject to Capitalized Leases does not secure Indebtedness in excess of $20,000,000 in the aggregate.

         10.3. RESTRICTIONS ON INVESTMENTS. The Borrower and each of the Guarantors will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within three (3) years from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks organized under the laws of any OECD nation having total assets in excess of $500,000,000;

                  (c) securities commonly known as "bankers acceptances" and "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's and commercial paper known as "repurchase agreements" which are at least 101% secured by collateral that meets the criteria set forth in paragraphs (a) and (b) above, with such collateral being held by a third party custodian;

                  (d) Investments or publicly traded corporate debt instruments which have a minimum rating of "A" by a major recognized rating service reasonably acceptable to the Agent and on money market funds that invest all of their assets in securities meeting the criteria set forth in paragraphs (a) - (c) above;

                  (e) Investments existing on the date hereof and listed on
         SCHEDULE 10.3 hereto;

                  (f) Investments with respect to Indebtedness permitted by sec.10.1(i) so long as such entities remain Subsidiaries of the Borrower and remain a Guarantor hereunder;

                  (g) Investments consisting of the Guaranty or Investments by the Borrower or the Guarantors in Subsidiaries of the Borrower or such Guarantor existing on the Closing Date;

                  (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by sec.10.5.2 and Investments consisting of the Permitted Acquisitions.

                  (i) Investments by the Borrower or a Guarantor in a Guarantor and Investments in Foreign Material Subsidiaries, PROVIDED that the aggregate amount of Investments made after the date hereof in such Foreign Material Subsidiaries shall not, as the end of any fiscal year, exceed 20% of Consolidated Tangible Net Worth for such year;

                  (j) Investments in the capital stock of the Borrower which is held by the Borrower as treasury stock, is restored to unissued status or is eliminated from authorized shares; and

                  (k) Investments not otherwise specified hereunder, provided the aggregate amount of all such Investments shall not exceed $15,000,000 at any time.

         10.4. DISTRIBUTIONS. Neither the Borrower nor any Guarantor will make any Distributions; PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred and is continuing, any Subsidiary of the Borrower shall be permitted to make Distributions to the Borrower or to any other Subsidiary of the Borrower which is its parent.

         10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  10.5.1. MERGERS AND ACQUISITIONS. The Borrower and each of the Guarantors will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (a) the acquisition of assets in the ordinary course of business consistent with past practices; (b) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower, the Guarantors or its Subsidiaries (the "Permitted Acquisitions") where (i) the Borrower has provided the Agent with five (5) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonable detailed description of such Permitted Acquisition and the documents, agreements and instruments to be entered into in connection with such Permitted Acquisition; (ii) the business to be acquired would not subject the Banks or either of the Bank Agents to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Credit Agreement or any other Loan Documents;
         (iii) the business and assets so acquired shall be acquired by the Borrower, Guarantor or Subsidiary free and clear of all liens and all Indebtedness, other than as permitted by sec.10.1 and sec.10.2 hereof,
         (iv) the Borrower have demonstrated to the reasonable satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with sec.11 hereof on a Pro Forma Basis immediately prior to and after giving effect to such Permitted Acquisition; (v) no Default or Event of Default has occurred and is continuing or would exists as a result of giving effect to such Permitted Acquisition; (vi) to the extent the Borrower or a Guarantor is effecting such acquisition, the Borrower or such Guarantor, as the case may be, must be the surviving entity; (vii) the Borrower has demonstrated to the satisfaction of the Agent that each of the EBITDA (for the four most recent fiscal quarters, treated as a single accounting period) and Consolidated Net Income (for the four most recent fiscal quarters, treated as a single accounting period) of the entity to be acquired is greater than $0; and (viii) the aggregate purchase price (which shall include, without limitation, any cash or other consideration paid by the purchaser, any Indebtedness or other liabilities assumed by the purchaser and any Indebtedness incurred by the purchaser to the seller) for any single Permitted Acquisition or series of related acquisitions does not exceed $75,000,000; (c) the merger or consolidation of one or more of the Subsidiaries of the Borrower or the Guarantors with and into the Borrower or Guarantor, or (d) the merger or consolidation of two or more Subsidiaries of the Borrower or Guarantors.

                  10.5.2. DISPOSITION OF ASSETS. The Borrower and the Guarantors will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices; PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, (a) any Subsidiary may sell, lease, transfer or otherwise dispose of all or any portion of its assets to the Borrower or any Guarantor; (b) any Subsidiary which is not a Material Subsidiary may dispose of all or any portion of its assets to any other Person, and such Subsidiary may thereafter be dissolved or liquidated; and (c) the Borrower and the Guarantors shall be permitted to sell the assets or the capital stock of any Subsidiary which is not a Material Subsidiary and if such Subsidiary is also a Guarantor such Subsidiary shall cease being a Guarantor upon the effectiveness of such sale, transfer or disposition.

         10.6. SALE AND LEASEBACK. The Borrower and the Guarantors will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower, Guarantor or any Subsidiary of the Borrower or Guarantor shall sell or transfer any property owned by it in order then or thereafter

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to lease such property or lease other property that the Borrower, Guarantor or any Subsidiary of the Borrower or Guarantor intends to use for substantially the same purpose as the property being sold or transferred.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower and the Guarantors will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         10.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of sec.406 of ERISA or sec.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in sec.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to sec.302(f) or sec.4068 of ERISA; or

                  (d) amend any Guaranteed Pension in circumstances requiring the posting of security pursuant to sec.307 of ERISA or sec.401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of sec.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities by more than $5,000,000.

         10.9. TRANSACTIONS WITH AFFILIATES. The Borrower and the Guarantors will not, and will not allow its Subsidiaries to, engage in transactions with its Affiliates (other than with and among its respective Subsidiaries) except for transactions which are on terms no less favorable to the Borrower, such Guarantor or such Subsidiary than the Borrower, such Guarantor or such Subsidiary could obtain in arms-length transactions from third parties which are not Affiliates.

         10.10. FISCAL YEAR. None of the Borrower will change the date of the end of its fiscal year from that referred to in sec.8.21 hereof.

         10.11. UPSTREAM LIMITATIONS. Neither the Borrower nor the Guarantors will, nor will they permit any of the Foreign Material Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of such Guarantor or such Subsidiary to pay or make dividends or distributions in cash or kind to the Borrower, the Guarantors or to any such Subsidiary, to make loans, advances or other payments of whatsoever nature to the Borrower, the Guarantors or to any such Subsidiary or to make transfer or distributions of all or any part of its assets to the Borrower, the Guarantors or to any such Subsidiary of such Subsidiary.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower and each of the Guarantors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         11.1. LEVERAGE RATIO. The Borrower and the Guarantors will not permit, at the end of any fiscal quarter, the Leverage Ratio to exceed 2.50:1.00.

         11.2. PROFITABLE OPERATIONS. The Borrower and each of the Guarantors will not permit Consolidated Net Income (exclusive of all noncash writedowns taken during or with respect to such period in connection with a Permitted Acquisition in an amount not to exceed $50,000,000 in the aggregate during the term of this Credit Agreement) for any fiscal quarter to be less than $1.00.

         11.3. DEBT SERVICE. Neither the Borrower nor the Guarantors will, at the end of any fiscal quarter, permit the ratio of (a) EBIT for the period of four consecutive fiscal quarters (treated as a single accounting period) ending on such date to (b) Consolidated Total Interest Expense for the period of four consecutive fiscal quarters (treated as a single accounting period) ending on such date, to be less 3.50:1.00.

         11.4. CURRENT RATIO. Neither the Borrower nor the Guarantors will permit the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities to be less than 2.00:1.00 at the end of any fiscal quarter.

         11.5. CONSOLIDATED NET WORTH. Neither the Borrower nor the Guarantors will permit Consolidated Net Worth (which, for purposes of this sec.11.5, shall be calculated by adding back (A) any non-cash writedowns taken in connection with a Permitted Acquisition in an amount not to exceed $50,000,000 in the aggregate during the term of this Credit Agreement and (B) up to $35,000,000 from the purchase of the Borrower's public securities) at any time to be less than the sum of (a) $150,000,000 PLUS (b) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended June 30, 1997, PLUS (c) 100% of the net proceeds of any sale by the Borrower or Guarantor of (i) equity securities issued by the Borrower or Guarantor or (ii) warrants or subscription rights for equity securities issued by the Borrower or Guarantor, in each case other than to the Borrower or any Subsidiary.

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         12.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, Guarantor or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, the Guarantors or such Subsidiary, each of the Loan Documents to which the Borrower, Guarantor or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. UCC SEARCH RESULTS. The Agent shall have received the results of UCC searches, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

         12.6. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Credit Agreement.

         12.7. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower, the Guarantors and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.8. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Hale & Dorr, counsel to the Borrower, the Guarantors and its Subsidiaries.

         12.9. PAYMENT OF FEES. The Borrower shall have paid to the Agent any fees required pursuant to the Fee Letter.

         12.10. PAYOFF LETTER. The Agent shall have received a payoff letter from each of the Prior Lenders, indicating the amount of the loan obligations of the Borrower to such Prior Lenders to be discharged on the Closing Date.

         12.11. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loan, in an amount equal to the aggregate loan obligations of the Borrower to the Prior Lenders are paid to the Prior Lenders.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower, the Guarantors and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower or the Guarantors shall fail to comply with any of its covenants contained in secs.9.1, 9.4, 9.5.1, 9.5.2, 9.5.3, 9.12, 9.13, 10 or 11;

                  (d) the Borrower, any Guarantor or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this sec.14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                  (e) any representation or warranty of the Borrower, any Guarantor or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower, any Guarantor or any of its Subsidiaries (other than a Guarantor which is not a Material Subsidiary of the Borrower or a Subsidiary which is not a Material Subsidiary unless the Borrower or any Material Subsidiary has been adversely effected by the occurrence of such event (a "DeMinimis Subsidiary")) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower, any Guarantor or any of their Subsidiaries (other than a DeMinimis Subsidiary) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, such Guarantor or any of its Subsidiaries or of any substantial part of the assets of the Borrower, any Guarantor or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower, any Guarantor or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower, any Guarantor or any of its Subsidiaries (other than a DeMinimis Subsidiary) and the Borrower, any Guarantor or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five
         (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any Guarantor or any of its Subsidiaries (other than a DeMinimis Subsidiary) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any Guarantor or any Subsidiary (other than a DeMinimis Subsidiary) of the Borrower or Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower, any Guarantor or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower, such Guarantor or any of its Subsidiaries exceeds in the aggregate $5,000,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantors or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceed $5,000,000; the Borrower or any ERISA Affiliate is assessed with withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of sec.302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower to the PBGC or the Plan in an aggregate amount exceeding $5,000,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

                  (l) the Borrower, any Guarantor or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business, such order shall continue in effect for more than thirty (30) days and such order could reasonably be expected to have a Material Adverse Effect;

                  (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower, Guarantor or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower, Guarantor or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (o) the Borrower, Guarantor or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower, Guarantor or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower, Guarantor or Subsidiary having a fair market value in excess of $5,000,000;

                  (p) the Borrower shall at any time, legally or beneficially own less than 100% of the capital stock of each of the Guarantors, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person; or;

                  (q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of thirty five percent (35%) or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in secs.14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in sec.14.1(g) or sec.14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower, the Guarantors or any of its Subsidiaries of any of the Obligations.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to sec.14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of such obligations shall be made (i) PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to sec.6.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to sec.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors, as the case may be, to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower or the Guarantors to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower or Guarantor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower or Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or

Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                              16. THE BANK AGENTS.

         16.1. AUTHORIZATION.

                  (a) Each of the Bank Agents is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Bank Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Bank Agent.

                  (b) The relationship between each Bank Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each Bank Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between each Bank Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each Bank Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and each Bank Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and each Bank Agent.

         16.2. EMPLOYEES AND AGENTS. Each Bank Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each Bank Agent may utilize the services of such Persons as such Bank Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3. NO LIABILITY. Neither any Bank Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that each Bank Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS. Neither of the Bank Agents shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower, the Guarantors or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither Bank Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower, the Guarantors or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon either Bank Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         16.5. PAYMENTS.

                  16.5.1. PAYMENTS TO AGENT. A payment by the Borrower or any Guarantor to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of sec.15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless each Bank Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Bank Agent has not been reimbursed by the Borrower and the Guarantors as required by sec.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Bank Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Bank Agent's willful misconduct or gross negligence.

         16.8. AGENT AS BANK. In its individual capacity, (a) BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent and (b) Mellon Bank, N.A .shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Documentation Agent.

         16.9. RESIGNATION. Any Bank Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks, the Borrower and the other Bank Agent Upon any such resignation, the Majority Banks shall have the right to appoint a successor Bank Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Bank Agent shall be reasonably acceptable to the Borrower. If no successor Bank Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Banks Agent's giving of notice of resignation, then the retiring Bank Agent may, on behalf of the Banks, appoint a successor Bank Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as a Bank Agent hereunder by a successor Bank Agent, such successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Bank Agent, and the retiring Bank Agent shall be discharged from its duties and obligations hereunder. After any retiring Bank Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Bank Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this sec.16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  17. EXPENSES.

         The Borrower jointly and severally agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) without duplication of sec.6.3.2 hereof, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, the Guarantors or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower, the Guarantors or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches. The covenants of this sec.17 shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

         The Borrower jointly and severally agrees to indemnify and hold harmless the Bank Agents and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower, the Guarantors or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the Borrower, the Guarantors or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower, the Guarantors and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the party seeking to be indemnified. In litigation, or the preparation therefor, the Banks and the Bank Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower jointly and severally agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this sec.18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this sec.18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Bank Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower, the Guarantors or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum amount of $10,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in sec.20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantors and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower, the Guarantors and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in sec.8.4 and sec.9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes each of the Bank Agents to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this sec.20.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower or Guarantor, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to sec.14.1 or sec.14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the

Borrower or any Guarantor or an Affiliate of the Borrower or any Guarantor, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to sec.14.1 or sec.14.2 to the extent that such participation is beneficially owned by the Borrower or any Guarantor or any Affiliate of the Borrower or any Guarantor, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to sec.17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this sec.20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under sec.4 of the Federal Reserve Act, 12 U.S.C. sec.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower or any Guarantor, at Dynatech Corporation, Three New England Executive Park, Burlington, Massachusetts 01803,

         Attention: Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Debra E. DelVecchio, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice;

                  (c) if to the Documentation Agent, at One Boston Place, Boston, Massachusetts 02108, Attention: Robert H. Summersgill, First Vice President, or such other address for notice as the Documentation Agent shall last have furnished in writing to the Person giving the notice; and

                  (d) if to any Bank, at such Bank's address set forth on
         SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AND THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN SEC.21. THE BORROWER AND THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in sec.27.

                            26. WAIVER OF JURY TRIAL.

         Each of the Borrower and the Guarantors hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrower and the Guarantors hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower and the Guarantors (a) certifies that no representative, agent or attorney of any Bank or any Bank Agent has represented, expressly or otherwise, that such Bank or such Bank Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each Bank Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to sec.6.11.2 following the effective date of any waiver by the Majority Banks of thE Default or Event of Default relating thereto), the term of the Notes, any date fixed for payment, any release of a Guarantor not expressly permitted to be released pursuant to the terms of this Credit Agreement, the principal amount due with respect to any Loans and/or any Reimbursement Obligations, the amount and/or the expiration date of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and sec.16 may not be amended without the writteN consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                           29. RELEASE OF GUARANTORS.

         In the event of a permitted disposition of the capital stock of any Guarantor pursuant to and in accordance with the terms of sec.10.5.2 hereof, or if any Guarantor shall otherwise cease to exist in accordancE with the terms of this Credit Agreement, such Guarantor shall cease being a Guarantor as of the date such Guarantor is either sold or ceases to exist without any further action required by the Banks or the Agent.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                    DYNATECH CORPORATION




                                    By: /s/ Allan M. Kline
                                        ----------------------------------------
                                           Name: Allan M. Kline
                                           Title: VP, CFO and Treasurer


                                    DYNATECH USA, INC.
                                    ASINC, INCORPORATED
                                    COMCOTEC, INC.
                                    DATAVIEWS CORPORATION
                                    DA VINCI SYSTEMS, INC.
                                    DYNATECH COMMUNICATIONS, INC.
                                    INDUSTRIAL COMPUTER SOURCE
                                    ITRONIX CORPORATION
                                    PARALLAX GRAPHICS, INC.
                                    SYNERGISTIC SOLUTIONS, INC.
                                    TELECOMMUNICATIONS
                                       TECHNIQUES CORPORATION




                                    By: /s/ Allan M. Kline
                                        ----------------------------------------
                                           Name: Allan M. Kline
                                           Title: VP, CFO and Treasurer

                                    BANKBOSTON, N.A., individually and as Agent



                                    By:
                                        ----------------------------------------
                                           Debra E. DelVecchio, Vice President

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                    DYNATECH CORPORATION




                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:


                                    DYNATECH USA, INC.
                                    ASINC, INCORPORATED
                                    COMCOTEC, INC.
                                    DATAVIEWS CORPORATION
                                    DA VINCI SYSTEMS, INC.
                                    DYNATECH COMMUNICATIONS, INC.
                                    INDUSTRIAL COMPUTER SOURCE
                                    ITRONIX CORPORATION
                                    PARALLAX GRAPHICS, INC.
                                    SYNERGISTIC SOLUTIONS, INC.
                                    TELECOMMUNICATIONS
                                       TECHNIQUES CORPORATION




                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    BANKBOSTON, N.A., individually and as Agent



                                    By: /s/ Debra E. DelVecchio
                                        ----------------------------------------
                                           Debra E. DelVecchio, Vice President

                                    MELLON BANK, N.A., individually and
                                    as Documentation Agent



                                    By: /s/ Steven J. Wagner
                                        ----------------------------------------
                                           Name: Steven J. Wagner
                                           Title: Relationship Officer

                                    ABN AMRO BANK N.V., BOSTON BRANCH



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE BANK OF NOVA SCOTIA



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE SANWA BANK, LIMITED



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:


                                    USTRUST



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    MELLON BANK, N.A., individually and
                                    as Documentation Agent



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    ABN AMRO BANK N.V., BOSTON BRANCH



                                    By: /s/ Carol A. Levine
                                        ----------------------------------------
                                           Name: Carol A. Levine
                                           Title: Senior Vice President



                                    By: /s/ James E. Davis
                                        ----------------------------------------
                                           Name: James E. Davis
                                           Title: Group Vice President

                                    THE BANK OF NOVA SCOTIA



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE SANWA BANK, LIMITED



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    USTRUST



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    MELLON BANK, N.A., individually and
                                    as Documentation Agent



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    ABN AMRO BANK N.V., BOSTON BRANCH



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE BANK OF NOVA SCOTIA



                                    By: /s/ T.M. Pitcher
                                        ----------------------------------------
                                           Name: T.M. Pitcher
                                           Title: Authorized Signatory

                                    THE SANWA BANK, LIMITED



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    USTRUST



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    MELLON BANK, N.A., individually and
                                    as Documentation Agent



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    ABN AMRO BANK N.V., BOSTON BRANCH



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE BANK OF NOVA SCOTIA



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE SANWA BANK, LIMITED



                                    By: /s/ Yutaka Higashino
                                        ----------------------------------------
                                           Name: Yutaka Higashino
                                           Title: Senior Vice President

                                    USTRUST



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    MELLON BANK, N.A., individually and
                                    as Documentation Agent



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    ABN AMRO BANK N.V., BOSTON BRANCH



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE BANK OF NOVA SCOTIA



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    THE SANWA BANK, LIMITED



                                    By:
                                        ----------------------------------------
                                           Name:
                                           Title:

                                    USTRUST



                                    By: /s/ Brian C. Roche
                                        ----------------------------------------
                                           Name: Brian C. Roche
                                           Title: V.P.

                                                                       EXHIBIT A

                                     FORM OF
                                  LOAN REQUEST

                              DYNATECH CORPORATION
                        THREE NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803


                            [Insert Date of Request]


BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

Attention:        Debra E. DelVecchio, Vice President


         Re: [LOAN] [CONVERSION] REQUEST UNDER REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF APRIL 29, 1997
                  --------------------------------------------------

Ladies and Gentlemen:

         Reference is made to the Revolving Credit and Term Loan Agreement dated as of April 29, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein and BankBoston, N.A., as agent for itself and the other Banks. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         [Pursuant to sec.[2.6] of the Credit Agreement, we hereby request that a Revolving Credit Loan in the amount of $_____ be made on ______, that such Revolving Credit Loan be [a Base Rate Loan] [a Eurodollar Rate Loan with an Interest Period of [1][2][3][6] months. [Pursuant to sec.[4] of the Credit Agreement, we hereby request that the Term Loan be made on the Conversion Date and that the Term Loan be a [Base Rate Loan] [a Eurodollar Rate Loan with an Interest Period of [1][2][3][6] months]. This Loan Request constitutes a certification that the conditions precedent set forth in [sec.[12] and]* sec.[13] of the Credit Agreement to the making of the Loans requested hereby have been satisfied as of the date hereof.]

         [Pursuant to sec.[2.7] of the Credit Agreement, we hereby request that Revolving Credit Loans in an amount of $_________ which are currently [Base][Eurodollar] Rate Loans be converted to [Base Rate Loans] [Eurodollar Rate Loans with an Interest Period of [1][2][3][6] months on ____________ ___, ____.]

         [Pursuant to sec.4.5.2 of the Credit Agreement, we hereby request that [a portion of] the Term Loan in an amount of $___ which is currently a [Base][Eurodollar] Rate Loan be converted to a [Base Rate Loan] [Eurodollar Rate Loan] on ______ __, ____.]

         [Insert appropriate disbursement instructions.]**

         We understand that this request is irrevocable and binding on us and obligates us to accept the requested Loan on such date.


                                            Very truly yours,

                                            DYNATECH CORPORATION


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


* denotes language to be included only in the request for the initial Revolving Credit Loans.

** denotes language to be included only in the initial request on the Closing
   Date.

                                                                       EXHIBIT B


                          FORM OF REVOLVING CREDIT NOTE

$______________                                             as of April 29, 1997


         FOR VALUE RECEIVED, the undersigned DYNATECH CORPORATION (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the Revolving Credit Loan Maturity Date the principal amount of [INSERT AMOUNT] ($_________________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of April 29, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be PRIMA

FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATION OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SEC.21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


[Corporate Seal]                            DYNATECH CORPORATION




                                            By:
                                                --------------------------------
                                                  Title:

---------------------------------------------------------------------------------------------------------

                                             Amount of             Balance of
                        Amount             Principal Paid           Principal             Notation
      Date              of Loan              or Prepaid              Unpaid               Made By:

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C


                                FORM OF TERM NOTE

$______________                                             as of April 29, 2000


         FOR VALUE RECEIVED, the undersigned DYNATECH CORPORATION (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the TermLoan Maturity Date the principal amount of [INSERT AMOUNT] ($_________________), evidencing the Term Loan made by the Bank to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of April 29, 1997 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest from the date hereof on the principal amount from time to time outstanding to and including the Term Loan Maturity Date at the rates and terms and in all cases in accordance with the terms of the Credit Agreement.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at the time of receipt of any payment of principal on this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to the Term Loan shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SEC.21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


[Corporate Seal]                         DYNATECH CORPORATION




                                          By:
                                              ----------------------------------
                                               Title

---------------------------------------------------------------------------------------------------------

                                             Amount of             Balance of
                        Amount             Principal Paid           Principal             Notation
      Date              of Loan              or Prepaid              Unpaid               Made By:

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT D
                                                                       ------- -
                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [Date]


BankBoston, N.A., as Agent
   and the Banks referred to below
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit and Term Loan Agreement dated as of April 29, 1997, (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") among Dynatech Corporation (the "Borrower"), BankBoston, N.A. and the other lending institutions which are, or may in the future become, parties to the Credit Agreement (collectively, the "Banks") and BankBoston, N.A. as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

         This is a certificate delivered pursuant to sec.9.4(d) of the Credit Agreement with respect to calculations of certain components of the criteria for determining the Applicable Margin and for purposes of evidencing compliance with the financial covenants provided for in ss.11 of the Credit Agreement. This certificate has been duly executed by the principal financial or accounting officer of the Borrower.

         To the best of the knowledge and belief of the undersigned: (a) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date); (b) attached hereto as APPENDIX I and set forth in reasonable detail are computations evidencing compliance with the covenants contained in sec.11 of the Credit Agreement as of the date and for the applicable period to which the financial statements delivered herewith relate as well as calculations relating to the Leverage Ratio component of the Applicable Margin criteria as of the date and for the applicable period to which the financial statements delivered herewith relate; (c) the information furnished in the calculations attached hereto was true, accurate, correct, and complete as of the last day of such period and for such applicable period, as the case may be, subject to normal year end adjustments; (d) as of the date hereof, no Default or Event of Default has occurred or is continuing and (e) the [quarterly] [annual] financial statements delivered to the Banks and the Agent herewith were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes required by generally accepted accounting principles) and fairly represents the financial position of the Borrower and its Subsidiaries as of the date thereof [(subject, in the case of the quarterly financial statements, to year-end adjustments)].

         In addition, together with this certificate, the Borrower is delivering to the Agent the financial statements [describe date and period of applicable financial statements] required pursuant to ss.9.4[a][b] of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as an instrument under seal as of the date first written above.

                                      DYNATECH CORPORATION



                                      By:
                                         ---------------------------------------
                                         Title:

                        COMPLIANCE CERTIFICATE WORKSHEET
                        ---------- ----------- ---------

                              DYNATECH CORPORATION

                              As of ______________

Section                                                              Calculation
-------                                                              -----------

11.1 LEVERAGE RATIO.

     A. TOTAL FUNDED INDEBTEDNESS (SUM OF (1) -(3):                $___________

         (1)  Indebtedness for borrowed money, PLUS             $___________
         (2)  purchase money Indebtedness, PLUS                 $___________
         (3)  Indebtedness with respect to Capitalized Leases:  $___________

     B. EBITDA (for period of four consecutive fiscal quarters):   $___________

         (1)  Consolidated Net Income, PLUS                     $___________
         (2)  depreciation and amortization, PLUS               $___________
         (3)  noncash charges, PLUS                             $___________
         (4)  income tax expense, PLUS                          $___________
         (5)  Consolidated Total Interest Expense               $___________

     C. RATIO OF A TO B:                                           _____:_____
         (Not to be greater than 2.50:1.00 at the end of any fiscal quarter)

11.2 PROFITABLE OPERATIONS

     Consolidated Net Income for such fiscal quarter               $___________
         (exclusive of all noncash writedowns taken during or with respect to such period in connection with a Permitted Acquisition in an amount not to exceed
         $50,000,000 during the term of the Credit Agreement)
         (Not to be less than $1.00 for any fiscal quarter)

11.3 DEBT SERVICE.

     A. EBIT (for period of four consecutive fiscal quarters):     $___________

         (1)  EBITDA, LESS                                      $___________
         (2)  depreciation and amortization                     $___________

     B. CONSOLIDATED TOTAL INTEREST EXPENSE (for period
              of four consecutive fiscal quarters):                $____________

     C.RATIO OF A TO B:                                            _____:_____
         (Not to be less than 3.50:1.00 at the end of any fiscal quarter)

11.4 CURRENT RATIO.

     A. CONSOLIDATED CURRENT ASSETS:                               $____________

     B. CONSOLIDATED CURRENT LIABILITIES:                          $____________

     C. RATIO OF A TO B:                                           _____:_____
         (Not to be less than 2.00:1.00 at the end of any fiscal quarter)

11.5 CONSOLIDATED NET WORTH.

     CONSOLIDATED NET WORTH FOR PERIOD:                            $____________
         (calculated by adding back (a) any noncash writedowns taken during or with respect to such period in connection with a Permitted Acquisition in an amount not to exceed $50,000,000 during the term of the Credit Agreement and (b) up to $35,000,000 from the purchase of the Borrower's public securities)

         (1)  Consolidated Total Assets, OVER                   $___________
         (2)  Consolidated Total Liabilities, LESS              $___________
         (3)  stock/equity subscriptions receivables            $___________

     NOT TO BE LESS THAN ITEM (4) BELOW:

         (1)  $150,000,000, PLUS                                $___________
         (2)  50% of positive Consolidated Net Income, PLUS     $___________
         (3)  100% of net proceeds of any equity issuance       $___________
         (4)  Sum of (1) plus (2) plus (3)                         $____________

                                                                       EXHIBIT E



                            ASSIGNMENT AND ACCEPTANCE
                            ---------- --- ----------

                            Dated as of _____________

         Reference is made to the Revolving Credit and Term Loan Agreement, dated as of April 29, 1997 (as from time to time amended and in effect, the "Credit Agreement"), by and among DYNATECH CORPORATION, a Massachusetts corporation (the "Borrower"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and BANKBOSTON, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         _____________________  (the  "Assignor")  and  _____________________
(the  "Assignee")  hereby  agree  as follows:


         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $_______________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ___% in respect of the Total Commitment and the Term Loan immediately prior to the Effective Date (as hereinafter defined).


         2. ASSIGNMENT. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment is $___________, its Commitment Percentage is ___%, the aggregate outstanding principal balance of its Advances equals $______________, the aggregate amount of its Letter of Credit Participations equals $______________ and the aggregate outstanding balance of its Term Loan equals $______________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other

Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

               Notes Payable to
                 the Order of:                         Amount of Note
               ----------------                        --------------

               Assignor                                $
               Assignee                                $



         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.


         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be ____________ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Company hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent.


         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to sec.* of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.


         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.


         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                    [INSERT NAME OF ASSIGNOR]



                                    By:
                                       -----------------------------------------

                                    Title:



                                    [INSERT NAME OF ASSIGNEE]



                                    By:
                                       -----------------------------------------
                                         Title:
CONSENTED TO:
------------

DYNATECH CORPORATION



By:
   ------------------------------
    Title:

BANKBOSTON, N.A., as
Agent



By:
   ------------------------------
    Title: